EXHIBIT 10.1

--------------------------------------------------------------------------------

CONTACT:
David Zigdon, CFO
(972) 3-6455004
davidz@radcom.com

              RADCOM REPORTS RESULTS FOR THE THIRD QUARTER OF 2004

                        -- HIGHEST REVENUES IN 2 YEARS --

      -- SUCCESS IN PENETRATING TOP-TIER CARRIERS AND MANUFACTURERS BRINGS
              LARGER AVERAGE DEAL SIZE AND NEW SALES VISIBILITY --


      TEL-AVIV, Israel--October 25, 2004-- RADCOM Ltd. ("the Company") (NASDAQ:
RDCM) today announced unaudited financial results for the third quarter and nine months ended September 30, 2004.

FINANCIAL RESULTS

      Revenues for the third quarter of 2004 were $4,155,000, an increase of 33% compared to $3,121,000 in the third quarter of 2003. Net loss for the third quarter of 2004 was $184,000, or $0.01 per share, compared to a net loss of $1,014,000, or $0.10 per share, for the third quarter of 2003.

      Revenues for the nine months ended September 30, 2004 were $10,977,000, an increase of 53% compared to $7,157,000 for the first nine months of 2003. Net loss for the first nine months of 2004 was $1,435,000, or $0.11 per share, compared to a net loss of $5,874,000, or $0.56 per share, for the first nine months of 2003.

COMMENTS OF MANAGEMENT

      Commenting on the results, Arnon Toussia-Cohen, President and CEO of RADCOM, said, "We are pleased to report RADCOM's highest revenues in two years and lowest net loss in four years, together with a 33% year-over-year rise in our quarterly sales. These encouraging results derive from continuously growing demand for our strategic Cellular Performer/Cellular Expert and Omni-Q Voice Quality Management solutions, products whose monitoring capabilities are proving invaluable for vendors and service providers challenged by 3G and Voice Over IP deployments. These exceptional solutions are opening up many new types of sales opportunities for us, resulting in a larger average deal size and an exciting sales pipeline."

      Mr. Toussia-Cohen continued, "Now that large Voice Over IP deployments have become more common, we are seeing a significant increase in top-tier demand for the Omni-Q, as evidenced by our previously-announced sales to Cisco and the BT Group. Similarly, larger scale 3G deployments are bringing us many 3G cellular operators as new customers. These high-profile sales function as important references that help us close additional business, both within each customer's organization and with new customers. At the same time, with implementation schedules that stretch over several quarters, these larger deals are giving us a new level of sales visibility. Taken as a whole, we are excited by the momentum and continue working on all fronts to take advantage of these opportunities."

      With a growing pipeline of sales, the Company is targeting a return to profitability in the near future.

      RADCOM's management invites you to take part in an interactive teleconference to discuss the results today, October 25th, at 9:00 a.m. Eastern Daylight Time. To participate, please call 1-800-450-0785 from the U.S., or +1-612-332-0637 from international locations, approximately five minutes before the call is scheduled to begin. A replay of the call will be available from 10:45 AM Eastern Time on October 25th until midnight November 1st. To access the replay, please call 1-800-475-6701 from the U.S., or +1-320-365-3844 from international locations, and use the access code 750058.

      The conference call can also be accessed online at www.radcom.com.

                                       ###

RADCOM designs, manufactures, markets and supports network test and quality management solutions for service providers, developers and enterprises worldwide. The company specializes in comprehensive performance measurement and voice quality management systems for VoIP and cellular converged networks as well as in a line of high quality, integrated, multitechnology WAN/LAN/ATM test solutions. For more information, please visit www.RADCOM.com.

Certain statements made herein that use the words "estimate," "project," "intend," "expect", "believe" and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of the Company to be materially different from those which may be expressed or implied by such statements, including, among others, changes in general economic and business conditions and specifically, decline in demand to the Company's products, inability to timely develop and introduce new technologies, products and applications and loss of market share and pressure on prices resulting from competition. For additional information regarding these and other risks and uncertainties associated with the Company's business, reference is made to the Company's reports filed from time to time with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

                            (Financial tables follow)

                                                                RADCOM REPORTS/3

                                   RADCOM LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 (1000's of U.S. dollars, except per share data)

                                            THREE MONTHS ENDED              NINE MONTHS ENDED
                                               SEPTEMBER 30,                  SEPTEMBER 30,
                                       ============================    ============    ============
                                           2004             2003           2004            2003
                                       ----------------------------    ------------    ------------
                                       (unaudited)      (unaudited)     (unaudited)    (unaudited)
                                       ----------------------------    ------------    ------------
Sales                                  $      4,155    $      3,121    $     10,977    $      7,157
Cost of  sales                                1,294           1,106           3,515           3,753
                                       ----------------------------    ------------    ------------
Gross profit                                  2,861           2,015           7,462           3,404

Research and development, gross               1,355           1,431           3,856           4,334
Less - royalty-bearing participation            400             499           1,302           1,506
                                       ----------------------------    ------------    ------------
Research and development, net                   955             932           2,554           2,828
Sales and marketing                           1,693           1,733           5,099           5,340
General and administrative                      421             389           1,292           1,181
                                       ----------------------------    ------------    ------------
Total operating expenses                      3,069           3,054           8,945           9,349
                                       ----------------------------    ------------    ------------
Operating loss                                 (208)         (1,039)         (1,483)         (5,945)
Financing income, net                            24              25              48              71
                                       ------------    ------------    ------------    ------------
Net loss                                       (184)         (1,014)         (1,435)         (5,874)
                                       ============    ============    ============    ============
Basic loss per ordinary share          $      (0.01)   $      (0.10)   $      (0.11)   $      (0.56)
                                       ============    ============    ============    ============
Weighted average number of               14,400,680      10,492,050      13,130,849      10,492,050
    ordinary  shares (basic)

(Additional table to follow)

                                                                RADCOM REPORTS/4

                                   RADCOM LTD.
                           CONSOLIDATED BALANCE SHEETS
                            (1000's of U.S. dollars)

                                                                      AS OF                AS OF
                                                                SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                                ------------------    -----------------
                                                                   (unaudited)           (audited)
                                                                ------------------    -----------------
CURRENT ASSETS
     Cash and cash equivalents                                         8,052               5,614
     Marketable securities                                             1,006                --
     Trade receivables, net                                            4,050               3,769
     Inventories and inventory prepayments                             2,173               1,739
     Other current assets                                                438                 346
                                                                     -------             -------
Total Current Assets                                                  15,719              11,468
                                                                     -------             -------

ASSETS HELD FOR SEVERANCE BENEFITS                                     1,655               1,449
                                                                     -------             -------

PROPERTY AND EQUIPMENT. NET                                            1,150               1,486
                                                                     -------             -------

TOTAL ASSETS                                                          18,524              14,403
                                                                     =======             =======

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Trade payables                                                    1,529               1,152
     Other payables and accrued expenses                               4,393               4,849
                                                                     -------             -------
Total Current Liabilities                                              5,922               6,001
                                                                     -------             -------

LIABILITY FOR EMPLOYEES SEVERANCE PAY BENEFITS
                                                                       2,333               2,156
                                                                     -------             -------

TOTAL LIABILITIES                                                      8,255               8,157
                                                                     -------             -------

SHAREHOLDERS' EQUITY
     Share capital                                                       100                  57
     Additional paid-in capital                                       43,688              38,273
     Accumulated deficit                                             (33,519)            (32,084)
                                                                     -------             -------
Total Shareholders' Equity                                            10,269               6,246
                                                                     -------             -------

                  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          18,524              14,403
                                                                     =======             =======